Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exagen Inc.
Vista, California
We hereby consent to the incorporation by reference in the Registration Statement Form S-3 (No. 333-250015) and Form S-8 (No. 333-233878) of Exagen Inc. of our report dated March 16, 2021, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California
March 16, 2021